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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY

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Name:                                            Jurisdiction of Formation      Doing Business As:
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Panapage Co. LLC                                 Delaware                       Panavision


Panapage One LLC
                                                 Delaware

Panapage Two LLC                                 Delaware

Panavision International L.P.                    Delaware                       Panavision;
                                                                                Panavision Hollywood;
                                                                                Panavision Dallas;
                                                                                Panavision Florida;
                                                                                Panavision Wilmington;
                                                                                Lee Filters

Panavision Remote Systems Inc.                   California

Panavision U.K. Holdings, Inc.                   Delaware

Panavision (1998) Limited                        New Zealand

Panavision New Zealand Limited                   New Zealand                    Panavision New Zealand

Panavision Europe Limited                        United Kingdom                 Panavision U.K.;
                                                                                Panavision Ireland;
                                                                                Panavision France;
                                                                                Panavision Alga;
                                                                                Panavision Australia;
                                                                                Lee Filters

Panavision Canada Holdings, Inc.                 Ontario, Canada

Panavision Canada Corp.                          Ontario, Canada                Panavision Canada

Lee Filters Limited                              United Kingdom

Camera Bellows Limited                           United Kingdom

Panavision Poland Ltd.                           United Kingdom

Joe Dunton Cameras Limited                       United Kingdom

Lee Lighting Ltd.                                United Kingdom                 Lee Lighting
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